UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015

FRP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	0-17554	47-2449198
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 W. Forsyth St. 7th Floor, Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 396-5733

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

New Patriot Transportation Holding, Inc. (“New Patriot”) previously filed with the U.S. Securities and Exchange Commission a registration statement on Form 10, initially filed on August 22, 2014 (as amended, the “Registration Statement”), relating to the distribution by FRP Holdings Inc. (the “Company”) of 100% of the outstanding shares of common stock of New Patriot to the Company shareholders. On January 12, 2015, the Registration Statement became effective. The Registration Statement includes a preliminary information statement that describes the distribution and provides information regarding New Patriot’s business and management.

The final information statement, dated January 12, 2015 (the “Information Statement”), is attached hereto as Exhibit 99.1. The Company has made the Information Statement publicly available on or about January 12, 2015.

As further described in the Information Statement, the Company expects to distribute one share of New Patriot common stock for every three common shares of the Company held as of the close of business on January 9, 2015, the record date for the distribution. Subject to the satisfaction or waiver of the conditions set forth for the distribution, which are described in the Information Statement, the distribution is expected to occur at 11:59 p.m., Eastern Time, on January 30, 2015. The New Patriot common stock is expected to begin trading “regular way” on Nasdaq under the ticker symbol “PATI” on February 2, 2015, the first trading day following the distribution.

Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed to be incorporated by reference in any registration statement or other document filed under the U.S. Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Information Statement of New Patriot Transportation Holding, Inc., dated January 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRP HOLDINGS, INC.

Date: January 13, 2015	By:	/s/ John D. Milton, Jr.
John D. Milton, Jr.
Executive Vice President and Chief Financial Officer